Exhibit 99.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is dated as of November 10, 2009, by and among The Hackett Group, Inc., a Florida corporation (the “Company”), and the shareholders of the Company listed on Schedule A of this Agreement. Each of the shareholders listed on Schedule A is sometimes referred to herein as a “Shareholder”, and collectively as the “Shareholders”.

RECITALS

WHEREAS, the Company entered into an Asset Purchase Agreement whereby Archstone Acquisition Corp. purchased substantially all of the assets of Archstone Consulting LLC and certain of its subsidiaries in exchange for shares of common stock of the Company (the “Purchase Agreement”).

WHEREAS, the Company and the Shareholders desire to enter into this Agreement in order to, among other things, reflect the registration rights to be provided to the Shareholders in connection with the shares of the Company to be issued to the Shareholders in connection with the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants and agreements set forth herein, the Company and the Shareholders hereby agree as follows:

AGREEMENT

1.	Registration Rights.

A. Definitions. For purposes of this Agreement:

(1) Adverse Disclosure. The term “Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of the board of directors of the Company after consultation with counsel to the Company (i) would be required to be made in any Registration Statement (as defined below) so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require the Company to disclose any material nonpublic information which would reasonably be likely to be materially detrimental to the Company or any of its subsidiaries.

(2) Business Day. The term “Business Day” means a day, excluding a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York.

(3) Demand Notice. The term “Demand Notice” means a written notice executed by Holders of more than 50% of the Registrable Securities Then Outstanding (as defined below) (the “Requesting Holders”). A Demand Notice shall set forth the number of shares requested to be registered and the intended method of distribution, which may include one or more underwritten offerings.

(4) Effectiveness Deadline. The term “Effectiveness Deadline” means with respect to any Registration Statement the earlier of (i) the thirtieth (30th) day following the Filing Deadline (as defined below) or (ii) in the event the Registration Statement receives a “full review” by the SEC, the ninetieth (90th ) day following the Filing Deadline or (iii) the date which is within three Business Days after the date on which the SEC informs the Company that (x) the SEC will not review a Registration Statement or (y) the Company may request the acceleration of the effectiveness of a Registration Statement and the Company makes such request; provided, that, in any event (i), (ii) or (iii), if the Effectiveness Deadline falls on a Saturday, Sunday or any other day that is a legal holiday or a day on which the SEC is authorized or required by law or other government action to close, the Effectiveness Deadline shall be the following Business Day.

(5) Filing Deadline. The term “Filing Deadline” means the sixtieth (60th) day following the delivery date of a Demand Notice or such later date as specified in the Demand Notice or as agreed by the Requesting Holders; provided, that, if the Filing Deadline falls on a Saturday, Sunday or any other day that is a legal holiday or a day on which the SEC is authorized or required by law or other government action to close, the Filing Deadline shall be the following Business Day.

(6) Holder. The term “Holder” or “Holders” means any Person or Persons owning of record Registrable Securities (as defined below) or any assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of securities convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities.

(7) Common Stock. The term “Common Stock” refers to the common stock, par value $0.001 per share, of the Company.

(8) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement.

(9) Registration Statement. A “Registration Statement” is any registration statement filed pursuant to this Agreement.

(10) Registrable Securities. The term “Registrable Securities” means: (i) any and all Common Stock beneficially owned by the Shareholders as a result of the Purchase

Agreement and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of, all such Common Stock described in clause (i) of this subsection (10); provided, however, that Registrable Securities shall cease to be Registrable Securities upon the date as of which both (i) all of the Registrable Securities have been sold pursuant to a Registration Statement or Rule 144 or may be sold without restriction pursuant to Rule 144 and (ii) the remaining Registrable Securities, if any, represent less than 1% of the Common Stock then outstanding, provided, further, that “Registrable Securities” shall exclude in all cases any Registrable Securities transferred by a Holder of Registrable Securities or any other Person in a transaction other than an assignment pursuant to this Agreement.

(11) Registrable Securities Then Outstanding. The term “Registrable Securities Then Outstanding” means the number of shares of Common Stock of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all securities, warrants or other rights which are, directly or indirectly, convertible, exercisable or exchangeable into or for Registrable Securities.

(12) Rule 415. The term “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(13) Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended.

(14) SEC. The term “SEC” means the United States Securities and Exchange Commission.

B. Demand Registration.

(1) Registration. Beginning twelve (12) months after the closing of the Purchase Agreement and subject to Section 2.J hereof, if a Demand Notice is delivered by the Requesting Holders, then on or prior to the Filing Deadline, the Company shall use its commercially reasonable efforts to prepare and file with the SEC a “resale” Registration Statement providing for the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Such Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register the Registrable Securities on Form S-3, such registration shall be on an appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder). The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Deadline, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144 of the Securities Act as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect (the “Effective Period”). The Company shall request that the effective time of any such Registration Statement be no later than 5:00 p.m. Eastern Time on the Effectiveness Deadline.

(2) In the event that the Company is unable to register all of the Registrable Securities for resale under Rule 415 due to limits imposed by the SEC’s interpretation of Rule 415, the Company will file a Registration Statement under the Securities Act with the SEC covering the resale by the Holders of such lesser amount of the Registrable Securities as the Company is able to register pursuant to the SEC’s interpretation of Rule 415 and use its commercially reasonable efforts to have such Registration Statement declared effective as promptly as possible and, when permitted to do so by the SEC, to file subsequent registration statement(s) under the Securities Act with the SEC covering the resale of any Registrable Securities that were omitted from previous registration statement(s) and use its commercially reasonable efforts to have such registration declared effective as promptly as possible thereafter. In furtherance of the Company’s obligations set forth in the preceding sentence, the parties agree that in the event that any Holder shall deliver to the Company a written notice at any time after the later of (x) the date which is six months after the Effectiveness Deadline of the latest Registration Statement filed pursuant to Section 1.B(1) or 1.B(2) hereof, as applicable, or (y) the date on which all Registrable Securities registered on all of the prior Registration Statements filed pursuant to Section 1.B(1) or 1.B(2) hereof are sold, that the Company shall file, within thirty (30) days following the date of receipt of such written notice, an additional Registration Statement registering all Registrable Securities that were omitted from the initial Registration Statement.

(3) The Company shall pay all expenses incurred in complying with Sections 1.B and 1.C hereof (other than taxes and underwriting discounts and commissions related to the sale of Registrable Securities), including, without limitation, all registration and filing fees, printing, duplicating, word processing, facsimile and delivery expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel representing all Holders participating in the Registration, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Notwithstanding the foregoing, the Company shall not be required to pay the expenses of any registration proceeding begun pursuant to this Section 1.B if the registration request is subsequently withdrawn at the request of the Holders of at least 50% of the Registrable Securities Then Outstanding to be registered.

(4) Notwithstanding anything to the contrary contained in this Agreement, if the filing, initial effectiveness or continued use of the Registration Statement referred to in this Section 1.B at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement; provided, however, that the Company shall not be permitted to do so for more than 90 consecutive days during any 12 month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to the Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders upon the expiration of any period during which it exercised its rights under this Section 1.B(4).

(5) The Holders of at least 50% of the Registrable Securities initially requesting registration hereunder shall have the right to select the investment banker(s) and manager(s) to administer any underwritten takedown from the shelf, subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed.

C. Piggyback Registrations.

(1) Beginning twelve (12) months after the closing of the Purchase Agreement and subject to Section 2.J hereof, if at any time the Company shall determine to file a registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to (i) any employee benefit plan or (ii) a corporate reorganization, merger or acquisition), then the Company shall notify all Holders in writing promptly following such filing and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) calendar days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include its Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(2) If a registration statement under which the Company gives notice under this Section 1.C is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include its Registrable Securities in a registration pursuant to this Section 1.C shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected by the Company for such underwriting; provided that Holders shall not be required to agree to indemnification arrangements more extensive than those of any other selling shareholder participating in such underwritten offering. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, (i) with respect to a registration statement initiated by the Company for its own account, first, to the Company, second, to the Holders of securities who have obtained piggy-back registration rights prior to or at the date of this Agreement, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights (pro rata in accordance with the number of securities which each such Person has actually requested to be included in such registration, regardless of the number of securities with respect to which such Persons have the right to request such inclusion), and third, to holders of other securities of the Company, provided that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all shares that are not Registrable Securities and are held by any person who is an employee, officer or director of the Company or any subsidiary of the Company are first entirely excluded from the underwriting and registration; and (ii) with respect to a registration statement initiated by the Company for the account of third parties exercising demand registration rights, first, to such third parties, second, to the Holders of securities who have obtained piggy-back registration rights prior to or at the date of this Agreement, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights (pro rata in accordance with the number of securities which each such Person has actually requested to be included in such registration, regardless of the number of securities with respect to which such Persons have the right to request such inclusion), and third, to holders of other securities of the Company, provided that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all shares that are not Registrable Securities and are held by any person who is an employee, officer or director of the Company or any subsidiary of the Company are first entirely excluded from the underwriting and registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) Business Days prior to the Effectiveness Deadline of the registration statement or the date of the final prospectus supplement in the case of a shelf takedown. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(3) With respect to a Registration Statement initiated by the Company for its own account, the Company shall have the right to terminate or withdraw such Registration anytime prior to the effectiveness of the Registration Statement, whether or not any Holder has elected to participate therein.

(4) With respect to a registration statement initiated by the Company for the account of third parties exercising demand registration rights, if the filing, initial effectiveness or continued use of the Registration Statement referred to in this Section 1.C at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement, provided that such delay shall be subject to the restrictions pursuant to the registration rights agreement between the Company and such third parties. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to the Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders upon the expiration of any period during which it exercised its rights under this Section 1.C(4).

D. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, subject to Section 1.B(4) and Sections 1.C(3) and 1.C(4), as expeditiously as commercially reasonably possible:

(1) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective until the end of the Effective Period;

(2) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(3) furnish to the Holders such number of copies of a prospectus or prospectus supplement, including a preliminary prospectus or preliminary prospectus supplement, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(4) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions;

(5) in the event of any underwritten public offering under Sections 1.B or 1.C, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed that, as a condition to the Company’s obligations under this clause (5), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(6) make commercially reasonable efforts to notify (at least one Business Day in advance) each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(7) furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the

Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

(8) the Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in any registration statement, prospectus, or any amendment or supplement thereto, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request; and

(9) use its commercially reasonable efforts to list such Registrable Securities on each securities exchange on which the Common Stock is then listed.

E. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.B or 1.C hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to timely effect the registration of their Registrable Securities.

F. Review by Counsel. In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, each Holder of Registrable Securities and counsel for such Holder shall be permitted to review such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto a reasonable period of time (but not less than 5 Business Days) prior to their filing with the SEC.

G. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

H. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.B or 1.C hereof:

(1) By the Company. Except as prohibited by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), against all losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling Person of such Holder.

(2) By Selling Holders. Each selling Holder will (jointly and severally) indemnify and hold harmless the Company, to the full extent permitted by law, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling Person, underwriter or such other Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this subsection (2) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(3) Notice. Promptly after receipt by an indemnified party under this Section 1.H of notice of the commencement of any action (including any governmental action),

such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.H, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.H.

(4) Contribution. If the indemnification provided for in this Section 1.H is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(5) Survival. The obligations of the Company and Holders under this Section 1.H shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

I. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to use its commercially reasonable efforts to:

(1) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(2) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(3) as long as a Holder owns Registrable Securities, to furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent periodic report of the Company and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

J. Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 1.B or 1.C with respect to any securities that have ceased to be Registrable Securities in accordance with this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Company’s obligations under Section 1.B with respect to any Registrable Securities proposed to be sold by a Holder in a registration statement pursuant to Section 1.B shall not be available at any time when Terence Graunke is a member of the Company’s Board of Directors.

2.	General Provisions.

A. Notices. All notices, requests, waivers and other communications made pursuant to this Agreement will be in writing, at the addresses set forth on the signature pages hereto (or at such other address for a party as shall be specified in writing to all other parties), and will be conclusively deemed to have been duly given (i) when hand delivered to the recipient party; (ii) upon receipt, when sent by facsimile with written confirmation of transmission; or (iii) the next Business Day after deposit with a national overnight delivery service, postage prepaid, with next Business Day delivery guaranteed. Each Person making a communication hereunder by facsimile will promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto.

B. Entire Agreement; Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies except as provided in Section 1.H.

C. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

D. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

E. Successors and Assigns. Subject to Section 2.J, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

F. Interpretation. Unless the express context otherwise requires:

(1) The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement;

(2) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(3) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(4) the terms “Dollars” and “$” mean United States Dollars;

(5) references herein to a specific Section, Subsection, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Subsections, the Schedules, Annexes or Exhibits of this Agreement;

(6) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(7) references herein to any gender shall include each other gender;

(8) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (8) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(9) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(10) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(11) references herein to any law or any license mean such law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(12) references herein to any law shall be deemed also to refer to all rules and regulations promulgated thereunder.

G. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

H. Adjustments for Stock Splits and Certain Other Changes. Wherever in this Agreement there is a reference to a specific number of shares of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

I. Aggregation of Stock. All shares deemed to be “beneficially owned” (as such term is defined under Rule 13d-3 of the Exchange Act) by any entity or Person, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

J. Assignment. Notwithstanding anything herein to the contrary, the rights of a Shareholder or any other Holder herein may be assigned only to a direct or indirect stockholder, partner, member, or Affiliate (as such term is defined in the Securities Act) of a Shareholder; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name, address and tax identification number of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee (a) shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.J, and (b) is not a direct or indirect competitor of the Company as determined in good faith by the Company’s board of directors.

K. Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

L. Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Requesting Holders; provided that any amendment that disproportionately affects any Holder vis-à-vis any other Holder shall require the consent of such affected Holder. Any amendment or waiver effected in accordance with this Section 2.L shall be binding upon each Holder, each permitted successor or assignee of such Holder and the Company.

[Signatures begin on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

The Hackett Group, Inc.

By:	/s/ Frank Zomerfeld
Name:	Frank A. Zomerfeld
Title:	E.V.P and Secretary

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR THE SHAREHOLDERS FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Archstone Consulting LLC

By:	/s/ Todd Lavieri
	Name:	Todd Lavieri
	Title:	President and Chief Executive Officer

Address: Four Stamford Plaza, 107 Elm St., 6th Floor, Stamford, CT 06902

Archstone Consulting UK Limited

By:	/s/ Todd Lavieri
	Name:	Todd Lavieri
	Title:	Director

Address: Four Stamford Plaza, 107 Elm St., 6th Floor, Stamford, CT 06902

Archstone Consulting Netherlands BV

By:	/s/ Todd Lavieri
	Name:	Todd Lavieri
	Title:	Authorized Proxy

Address: Four Stamford Plaza, 107 Elm St., 6th Floor, Stamford, CT 06902

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SCHEDULE A

List of Shareholders

Archstone Consulting LLC

Archstone Consulting UK Limited

Archstone Consulting Netherlands BV

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